CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to the Registration Statement (Form F-1 No. 333-159607) of AutoChina International Limited (formerly known as Spring Creek Acquisition Corp.) of our report dated April 28, 2009, related to the financial statements of AutoChina Group Inc. (formerly known as Auto China (Cayman) Limited) and subsidiaries as of December 31, 2008 and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ CROWE HORWATH LLP

Sherman Oaks, California
November 9, 2009